UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
WEATHERFORD INTERNATIONAL LTD.
(Exact name of registrant as specified in charter)

Bermuda (State of Incorporation)	1-31339 (Commission File No.)	98-0371344 (I.R.S. Employer Identification No.)

515 Post Oak Blvd., Suite 600, Houston, Texas (Address of Principal Executive Offices)	77027-3415 (Zip Code)
Registrant’s telephone number, including area code: (713) 693-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
     On February 15, 2006, we announced that we have priced an offering of $350,000,000 of 5.50% Senior Notes due 2016. A copy of the press release announcing the offering is filed as Exhibit 99.1 to this Current Report.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits
     99.1 Press release dated February 15, 2006, announcing senior note offering.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

Dated: February 15, 2006	/s/ LISA W. RODRIQUEZ

Lisa W. Rodriguez, Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

99.1	Press release dated February 15, 2006, announcing senior note offering.